Exhibit 10.1

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of February 16, 2018, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and ARQULE, INC., a Delaware corporation, with offices located at One Wall Street, Burlington, MA 01803 (“Borrower”).

Recitals

A.       Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of January 6, 2017 (as amended from time to time, including but without limitation by that certain First Amendment to Loan and Security Agreement dated as of April 26, 2017, the “Loan Agreement”).

B.       Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.       Borrower has requested that Collateral Agent and Lenders revise the Loan Agreement as more fully set forth herein.

D.       Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.       Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.       Amendments to Loan Agreement.

2.1       Section 13.1 (Definitions). The following terms and their respective definitions are added to or amended and restated in Section 13.1 of the Loan Agreement to read as follows:

“Amortization Date” is March 1, 2019; provided, however, upon the Licensing Event, such date shall be September 1, 2019.

“Licensing Event” means Borrower’s delivery to Collateral Agent and Lenders prior to March 1, 2019, of evidence, in form and substance satisfactory to Collateral Agent and Lenders, of Borrower’s execution of a licensing agreement, on terms and conditions satisfactory to Collateral Agent and Lenders.

“Maturity Date” is February 1, 2022; provided, however, upon the Licensing Event, such date shall be August 1, 2022.

3.       Limitation of Amendment.

3.1       This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

1.

3.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.       Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1       Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2       Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3       The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7       This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.       Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.       Effectiveness. This Amendment shall be deemed effective upon Collateral Agent’s and each Lender’s receipt, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation: (i) this Amendment duly executed by each party hereto, (ii) that certain warrant of even date herewith to purchase 93,168 shares of common stock of the Borrower, and (iii) Borrower’s payment of an amendment fee of Forty Five Thousand Dollars ($45,000.00) and all Lenders’ Expenses incurred through the date of this Amendment.

7.       Licensing Event. Collateral Agent and Lenders acknowledge and agree that the Licensing Event has occurred.

2.

IN Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

ARQULE, INC.

By	/s/ Peter S. Lawrence
Name:	Peter S. Lawrence
Title:	President and Chief Operating Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]